MULTIFAMILY NOTE

US $6,600,000.00                                            New York, New York
                                                            As of July 1, 1996

      FOR VALUE RECEIVED, the undersigned promises to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., or order, the principal sum of Six Million Six Hundred Thousand and 00/100 Dollars ($6,600,000.00) with interest on the unpaid principal balance from the date of this Note, until paid, at the Applicable Interest Rate (defined herein). Principal and interest shall be payable at 3 World Financial Center, New York, New York 10285, or such other place as the holder hereof may designate in writing, as follows:

      (i) payments of interest only commencing on the first day of August, 1996 and thereafter on the first day of each succeeding calendar month up to and including the Maturity Date (defined herein); and

      (ii) the balance of the aggregate outstanding principal sum and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date.

      The term "Maturity Date" shall mean September 1, 1996, or any extension thereof pursuant to the terms of this Note.

      Interest on the principal sum of the Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year. All payments to Lender under the Note or this Agreement shall be made by wire transfer of immediately available federal funds.

      If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees.

      Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the holder hereof shall agree otherwise in writing.

      From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

      The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of the date hereof and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

      The undersigned shall pay any installment of principal and/or interest due hereunder within ten (10) calendar days after such installment of principal and/or interest is due. The undersigned shall pay any other installment due hereunder or due in accordance with the terms of the Mortgage or Deed of Trust securing this Note, within thirty (30) calendar days of the date such installment is due.


 ATTEST:                            ANGELES INCOME PROPERTIES, LTD. II, a
                                    California limited partnership
 /s/ Kelly M. Buechler                                                [SEAL]
 Asst. Secretary
                                    By:   Angeles Realty Corporation II, a
                                          California corporation, its general
 (Corporate Seal)                         partner

                                          By:    /s/ Robert D. Long, Jr.
                                                Name:Robert D. Long, Jr.
                                                Title:Vice-President/CAO




                            CORPORATE ACKNOWLEDGEMENT



STATE OF  South Carolina

COUNTY OF  Greenville


      I, a Notary Public of the County and State aforesaid, certify that Kelly Buechler, personally appeared before me this day and acknowledged that (s)he is Assistant Secretary of Angeles Realty Corporation II, a California corporation, and that by authority duly given and as the act of the corporation it is capacity as a general partner in and on behalf of Angeles Income Properties, Ltd. II, a California limited partnership, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and atttested by (him) (her) as its Assistant Secretary.

      Witness my hand and official stamp or seal, this 1st day of July, 1996.


                                    /s/Antoinette M. Wolf
                                    Notary Public

My Commission Expires:

 2/25/2004
 [NOTARIAL SEAL]